                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Pacific Global Fund, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

           Pacific Global Fund, Inc. d/b/a Pacific Advisors Fund Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
[x] No fee required.

    1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

    2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

    4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

    5)  Fee paid:

________________________________________________________________________________


[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

________________________________________________________________________________

    2)  Form, Schedule or Registration Statement No.:

________________________________________________________________________________

    3)  Filing Party:

________________________________________________________________________________

    4)  Date Filed:

________________________________________________________________________________

                           PACIFIC ADVISORS FUND INC.
                            206 North Jackson Street
                                   Suite 201
                           Glendale, California 91206

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                 April 2, 1997


To the Shareholders:

    The Special Meeting of Shareholders ("Meeting") of the Income Fund of Pacific Global Fund, Inc. d/b/a Pacific Advisors Fund Inc. (the "Corporation") will be held at the offices of the Corporation, 206 North Jackson Street, Suite 201, Glendale, California 91206, on Friday, April 25, 1997, at 9:00 a.m., for the purpose of approving or disapproving the Co-Management Agreement by and among the Corporation, on behalf of the Income Fund, Pacific Global Investment Management Company and Hamilton & Bache, Inc., and transacting any other business that may properly come before the Meeting.

    The close of business on March 21, 1997 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting.


                                By Order of the Board of Directors


                                /s/ THOMAS H. HANSON
                                ------------------------
                                Thomas H. Hanson
                                Secretary



                      WE NEED YOUR PROXY VOTE IMMEDIATELY.

                           PACIFIC ADVISORS FUND INC.
                            206 North Jackson Street
                                   Suite 201
                          Glendale, California  91206

                                 April 2, 1997

                                PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Pacific Global Fund, Inc. d/b/a/ Pacific Advisors Fund Inc. ("Corporation") for use at the Special Meeting of Shareholders of the Income Fund ("Fund") to be held at the offices of the Corporation, 206 North Jackson Street, Suite 201, Glendale, California 91206, on April 25, 1997, at 9:00 a.m. ("Meeting"), and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement is being first mailed to shareholders on or about April 2, 1997.

The Fund's shareholders of record as of the close of business on March 21, 1997 ("Record Date"), are entitled to notice of and to vote at the Meeting. Each shareholder of the Fund is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held. As of the Record Date, the Fund had 138,992.589 shares issued and outstanding.

The individuals named as proxies on the enclosed proxy card will vote in accordance with your directions as indicated thereon if your proxy is received, properly executed by you or by your duly appointed agent or attorney-in-fact.
If you properly execute your proxy card and give no voting instructions, your shares will be voted in favor of the proposal described in this Proxy Statement. You may revoke your proxy at any time prior to its exercise at the Meeting by written notice to the Secretary of the Corporation, by executing a subsequent proxy, or by voting in person at the Meeting.

All costs associated with the Meeting, including the solicitation of proxies, will be borne by the Fund. Solicitation will be made primarily by mail but also may be made by telephone, facsimile, telegraph and/or personal contact of regular employees of the Corporation or Pacific Global Investment Management Company ("Pacific Global"), the Fund's investment manager. The Fund will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses in communicating with the person(s) for whom they hold shares of the Fund.

Under the Fund's By-Laws, a quorum is constituted by the presence in person or by proxy of a majority of the outstanding shares of common stock of the Fund entitled to vote at the Meeting. In the absence of a quorum or in the event that a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of those shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of such an adjournment, and will vote those proxies required to be voted AGAINST any such proposal against such adjournment.

Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or persons entitled to vote and the broker does not have discretionary voting power. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining whether a quorum is present but will not be voted for or against any adjournment or proposal. Abstentions and broker non-votes will not be counted, however, as votes cast for purposes of determining whether sufficient votes have been received to approve the proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against the proposal, for which the required vote is a percentage of the shares present.

THE CORPORATION WILL FURNISH TO SHAREHOLDERS OF THE FUND, WITHOUT CHARGE, A COPY OF THE FUND'S MOST RECENT ANNUAL REPORT, AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING SUCH ANNUAL REPORT, IF ANY, ON REQUEST. REQUESTS FOR SUCH REPORTS SHOULD BE DIRECTED TO PACIFIC ADVISORS FUND INC., 206 NORTH JACKSON STREET, SUITE 201, GLENDALE, CALIFORNIA 91206 OR BY CALLING, TOLL FREE 1-800-989-6693 DURING NORMAL BUSINESS HOURS.

PROPOSAL:  CONSIDERATION OF THE PROPOSED CO-MANAGEMENT AGREEMENT

BACKGROUND

Pacific Global serves as the investment manager of the Fund pursuant to an investment management agreement with the Corporation dated October 16, 1992 ("Investment Management Agreement") and has actively managed the portfolio securities of the Fund since the resignation of Expansion Funds of Arizona, Inc. (formerly MMG Money Management Group, Inc.) as sub-adviser to the Fund on December 31, 1996. Under the Investment Management Agreement, Pacific Global is authorized to act as sole investment manager of the Corporation with respect to the Fund and, in its discretion, to engage the services of a sub-adviser to provide investment advisory and other services to the Fund. The continuance of the Investment Management Agreement was most recently approved by the Board of Directors ("Board") of the Corporation on August 2, 1996. For the period February 8, 1993 (commencement of operations) through the date of this Proxy Statement, the Manager has waived its management fees and reimbursed expenses for the Fund. The Manager currently intends to continue its practice of waiving its management fees and reimbursing expenses for the Fund.

At a meeting held on February 28, 1997, the Board, including a majority of the directors who are not "interested persons" of the Corporation, as defined in the Investment Company Act of 1940 ("1940 Act"), considered a recommendation by Pacific Global that Hamilton & Bache, Inc. ("Hamilton") be appointed as co-manager for the Fund. After considering Pacific Global's recommendation and other information presented at that meeting, the Board approved submission of the proposed co-management agreement ("Co-Management Agreement") to the Fund's shareholders at the Meeting, and determined to recommend that the Fund's shareholders approve the proposed Co-Management Agreement.

DESCRIPTION OF THE PROPOSED CO-MANAGEMENT AGREEMENT

The parties to the Co-Management Agreement are the Corporation, on behalf of
the Fund,   Pacific Global and Hamilton.  Pacific Global will continue to provide investment management services to the Fund pursuant to the Investment Management Agreement in addition to its duties under the proposed Co-Management Agreement. The Co-Management Agreement provides that Pacific Global and Hamilton, subject to the supervision and control of the Board, shall co-manage the investment and reinvestment of the Fund's assets and shall jointly establish the overall investment program for the management of the Fund's assets. The Fund determined that a Co-Management Agreement rather than a sub-advisory agreement better reflected the equal responsibility of Pacific Global and Hamilton to manage the Fund's assets.

Under the Co-Management Agreement, Pacific Global and Hamilton each will receive the following monthly fee from the Fund for their services:

                                                                   Annual Rate of Current Investment Management
                                                                     Agreement as a Percentage of Net Assets,
                                                                    which equals the Annual Fee Rate Payable to
                        Annual Rate of Co-Management Fee               Pacific Global and Hamilton Under the
       Name               as a Percentage of Net Assets                      Co-Management Agreement
       ----            -----------------------------------         --------------------------------------------
 Pacific Global    Annual  rate of  .40% of  the  first $100       Annual  rate  of  .75%  of  the  first  $100
                   million of the average daily  net assets;       million  of the  average daily  net  assets;
                   .37% of  average daily  net assets  up to       .70% of  average daily net  assets up to the
                   the  next $100  million; .34%  of average       next $100 million; .65% of average daily net
                   daily net  assets  up to  the  next  $100       assets up to  the next $100 million; .60% of
                   million;    .31%  of  average  daily  net       average daily net assets up to the next $100
                   assets up to the next $100 million;  .28%       million; .55% of average daily net assets up
                   of  average daily  net assets  up  to the       to  the  next  $100  million;  and  .50%  of
                   next  $100 million;  and .25%  of average       average  daily net assets in  excess of $500
                   daily  net  assets   in  excess  of  $500       million.
                   million.

 Hamilton          Annual  rate of  .35% of  the first  $100
                   million of the  average daily net assets;
                   .33% of  average daily net  assets up  to
                   the  next $100  million; .31%  of average
                   daily  net  assets  up to  the  next $100
                   million;    .29%  of  average  daily  net
                   assets up to the next $100 million;  .27%
                   of  average daily  net assets  up to  the
                   next  $100 million;  and .25%  of average
                   daily   net  assets  in  excess  of  $500
                   million.



The fees payable to Pacific Global and Hamilton by the Fund pursuant to the Investment Management Agreement and Co-Management Agreement are the same as those that would be payable to Pacific Global solely pursuant to the Investment Management Agreement, as indicated in the table above. Accordingly, the Fund will not be subject to the payment of additional management fees if the Co-Management Agreement is approved by the Fund's shareholders.

If approved by the Shareholders at the Meeting, the Co-Management Agreement will remain in effect for two years after its effective date and thereafter will continue from year to year, provided that such continuance is approved annually
(i) by the Board of Directors of the Corporation, including a majority of the directors who are not "interested persons" of the Corporation, or (ii) by the vote of the holders of a majority of the outstanding voting securities of the Fund. The Co-Management Agreement automatically terminates upon its assignment or upon termination of the Investment Management Agreement. In addition, the Co-Management Agreement may be terminated without penalty by the (i) Board of Directors, (ii) by the vote of a majority of the outstanding voting securities of the Fund, (iii) by Pacific Global on 60 days' prior written notice to the Fund or (iv) by Hamilton on 60 days' prior written notice to the Fund. In the event the Co-Management Agreement is terminated, Pacific Global will reassume full responsibility for management of the Fund unless otherwise determined by the Board, and Pacific Global will be entitled to receive the full amount of fees a portion of which is being paid to Hamilton.

The Co-Management Agreement provides that Pacific Global and Hamilton will not be liable for any loss or losses sustained by reason of any investment including the purchase, holding or sale of any security as long as Pacific Global and Hamilton shall have acted in good faith and with due care. The Co-Management Agreement also provides that Pacific Global and Hamilton shall, in any event, be liable for their willful misfeasance, bad faith, or negligence in the performance of their investment management duties or for failure to exercise due care in rendering other services under the Co-Management Agreement.

A copy of the proposed Co-Management Agreement is attached to this Proxy Statement as Exhibit A.

INFORMATION ABOUT HAMILTON

Hamilton is a California corporation, the equity interest of which is held by Mary N. Hamilton (51%) and Stephen K. Bache (49%). It is located at 206 North Jackson Street, Suite 201, Glendale, CA 91206. Hamilton is registered as an investment adviser with the Securities and Exchange Commission ("SEC") and currently serves as sub-adviser for the Balanced Fund, another series of the Corporation. As of February 28, 1997, Hamilton had approximately $93.5 million in assets under management. The chief executive officers of Hamilton are identified in the table below:

Name                                                Principal Occupation                               Address
----                                                --------------------                               -------
 Mary Norwood Hamilton                   Chairman                                     206 North Jackson Street
                                         Hamilton                                     Suite 201
                                                                                      Glendale, CA  91206

 Stephen Kenneth Bache                   Chief Investment Officer & Vice President    206 North Jackson Street
                                         Hamilton                                     Suite 201
                                                                                      Glendale, CA  91206

 Gerald Michael Bache                    Vice President/Financial Planner             135 Princeton Avenue
                                         Hamilton                                     Lavallette, NJ 08735-2639

The table below sets forth certain information with respect to the Balanced
Fund:

                                                                         Annual Rate of Investment
                                 Net Assets as of                    Sub-Advisory Fee as a Percentage
         Name                   February 28, 1997                              of Net Assets
         ----                   -----------------              --------------------------------------------
 Balanced Fund(1)                  $3.7 million               Annual rate  of .40% of  the first $200 million
                                                              of  the  average daily  net  assets;    .37% of
                                                              average daily  net assets  up to  the next $200
                                                              million; .34% of average daily net assets up to
                                                              the  next $200 million;  .31% of  average daily
                                                              net assets up to the next $200 million; .28% of
                                                              average daily  net assets  up to  the next $200
                                                              million; and  .25% of average  daily net assets
                                                              in excess of $1 billion.

INFORMATION ABOUT PACIFIC GLOBAL

Pacific Global, a registered investment adviser, was incorporated on December 17, 1991 under the laws of the State of California and has served as the investment manager for the Corporation and each of its four series (including the Fund) since its inception. The principal offices of Pacific Global are located at 206 North Jackson Street, Suite 201, Glendale, CA 91206. George A. Henning, the President of Pacific Global, owns a controlling interest in the firm. Directors and officers of Pacific Global and outside investors, including chief executive officers of Hamilton, also own common stock in the firm.(2) February 28, 1997, Pacific Global had approximately $21 million in assets under management. The chief executive officers and directors of Pacific Global are identified in the table below:

      Name/Position with
        Pacific Global           Position with Fund       Principal Occupation                Address
    ----------------------       ------------------       --------------------                -------
 George A. Henning              President, Chairman    President, Director and      206 North Jackson Street
 President, Director and        and Director           Secretary  Pacific Global    Suite 201
 Secretary                                                                          Glendale, CA  91206

 Marjorie Derby                                        Registered Representative    600 Hampshire Road
 Director                                              (Retired)                    Thousand Oaks, CA
                                                       Financial West Group





__________________________________

    (1) Hamilton has waived a portion of its sub-advisory fees.

    (2) Pursuant to a private offering on or about October 13, 1994, Pacific Global received investments from Mary N. Hamilton and Stephen K. Bache, Chairman and Chief Investment Officer and Vice President of Hamilton, respectively, in the amounts of $5,000 and $2,500, respectively. Pursuant to a private offering on or about October 9, 1996, Pacific Global received investments in the amounts of $1,000 each from Mary N. Hamilton and Stephen Bache. Such investments represent an interest of less than 1% in Pacific Global.

      Name/Position with
        Pacific Global           Position with Fund       Principal Occupation                Address
    ----------------------       ------------------       --------------------                -------
 William Hubbard McCary                                Agent, Representative,       21800 Oxnard
 Director                                              Financial Planner, Sun       Woodland Hills, PA 91367
                                                       Financial Group

                                                       Independent Contractor       16133 Ventura Boulevard
                                                       Mell Nachman &               Suite 1140
                                                       Associates, Inc. d/b/a       Encino, CA 91436
                                                       Professional Planning

 Victoria Breen                 Director               Branch Manager               603 West Ojai Avenue
 Assistant Secretary and                               Derby & Derby Inc.           Ojai, CA 93023
 Director

                                                       General Agent                603 West Ojai Avenue
                                                       Transamerica Life            Ojai, CA 93023
                                                       Companies

                                                       Registered Principal         603 West Ojai Avenue
                                                       Transamerica Financial       Ojai, CA 93023
                                                       Resources, Inc.

                                                       Registered Principal         600 Hampshire Road
                                                       Financial West Group         Thousands Oaks, CA

 John Perry Willoughby                                 Chairman, Registered         600 Hampshire Road
 Director                                              Representative               Thousand Oaks, CA
                                                       Financial West Group

 Thomas H. Hanson               Vice President and     Owner, Chairman,             P.O. Box 30
 Executive Vice President       Secretary              President and Chief          Santa Barbara, CA 93102
 and Director                                          Executive Officer
                                                       TriVest Capital
                                                       Management, Inc.

                                                       Executive Vice President     104 West Anapamu Street
                                                       Investors Research           Suite H
                                                       Company                      Santa Barbara CA 93101

 Paul H. Henning                Treasurer              Treasurer                    206 North Jackson Street
 Treasurer                                             Pacific Global               Suite 201
                                                                                    Glendale, CA  91206

                                                       Assistant Controller         701 North Marr Road
                                                       AdminaStar Defense           Columbus, IN 47201
                                                       Services

 Siegfred Kagawa                Director               Chairman                     1163 South Beretania St.
 Director                                              Occidental Underwriters      Honolulu, HI 96814
                                                       of Hawaii, Ltd.

 Manabi Hirasaki                                       Owner                        862 Camino Concordia
 Director                                              Manabi Farms, Inc.           Camarillo, CA 93010

         The table below sets forth certain information with respect to the other investment companies(3) managed by Pacific Global, each of which is a separate series of the Corporation:

                                                                         Annual Rate of Investment
                                   Net Assets As of                    Advisory Fee as a Percentage
           Name                    February 28, 1997                          of Net Assets
           ----                    -----------------                ---------------------------------
 Balanced Fund                       $3.7 million            Annual rate of .75% of the first $200 million
                                                             of the average daily net assets;  .70% of
                                                             average daily net assets up to the next $200
                                                             million; .65% of average daily net assets up to
                                                             the next $200 million; .60% of average daily
                                                             net assets up to the next $200 million; .55% of
                                                             average daily net assets up to the next $200
                                                             million; and .50% of average daily net assets
                                                             in excess of $1 billion.

 Government Securities               $6.9 million            Annual rate  of .65% of  the first  $200 million
 Fund                                                        of the average daily net assets;  .60% of
                                                             average daily net assets up to the next $100
                                                             million; .55% average daily net assets up to of
                                                             the next $200 million; .50% of average daily
                                                             net assets up to the next $250 million; .45% of
                                                             average daily net assets up to the next $250
                                                             million; and .40% of average daily net assets
                                                             in excess of $1 billion.

 Small Cap Fund                      $8.9 million            Annual rate of .75% of the first $200 million
                                                             of the average daily net assets;  .72% of
                                                             average daily net assets up to the next $200
                                                             million; .69% of average daily net assets up to
                                                             the next $200 million; and .66% of the average
                                                             daily net assets in excess of $600 million.

         1.      Information About the Investment Management Agreement

As previously stated, Pacific Global will continue to provide management, investment and administrative services to the Fund pursuant to the Investment Management Agreement, after the Fund's shareholders approve the Co-Management Agreement.

The Investment Management Agreement provides that neither Pacific Global nor any of its directors, officers, or employees performing services for the Corporation at the direction or request of Pacific Global in connection with Pacific Global's discharge of its obligations with





__________________________________

    (3) Pacific Global has waived certain management fees and reimbursed expenses for the investment companies.

respect to the Investment Management Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Corporation, with respect to the Fund, in connection with the matters to which the Investment Management Agreement relates. The Investment Management Agreement also provides that nothing therein shall be construed to protect Pacific Management or any such persons against any liability to the Corporation or its shareholders to which Pacific Global or such persons would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or their duties on behalf of the Corporation or for failure by Pacific Global or any such persons to exercise due care in rendering other services to the Corporation.

DIRECTORS' CONSIDERATIONS AND RECOMMENDATIONS

At the meeting held on February 28, 1997, the Board of Directors, including the directors who are not "interested persons" of the Corporation, after a full evaluation of the matters described above, approved the proposed Co-Management Agreement. During its deliberations, the Board considered among other information the quality of the sub-advisory services that had been provided by Hamilton to the Balanced Fund. Specifically, the Board noted that the investment performance of the Balanced Fund during the past fiscal year had been above average compared to the average indices by which Pacific Management measures performance and that the Balanced Fund was ranked in the top quintile for performance in 1996. The Board of Directors determined that Hamilton's investment experience in bonds and large cap stocks would supplement Pacific Global's abilities and enable the Fund to improve its performance. The Board also noted that the management fee paid by the Fund would remain the same as before, and determined that the terms of the Co-Management Agreement and the co-management fee were fair.

The Board also considered the fact that consistent with the interests of the Fund and subject to the review of the Board, Pacific Global and Hamilton may cause the Fund to purchase and sell portfolio securities through brokers who provide Pacific Global and Hamilton with research, analysis, advice and similar services. In return for such services, the Fund may pay to those brokers a higher commission than may be charged by other brokers, provided that the Pacific Global and Hamilton determine in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of Pacific Global and Hamilton to the Fund and their other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. Although Pacific Global and Hamilton may receive certain research or execution services in connection with purchases or sales with broker-dealer firms that act as principal, Pacific Global and Hamilton will seek best execution and will not purchase securities at a higher price or sell securities at a lower price than would otherwise be paid if no weight was attributed to the services provided by the executing dealer. Research services furnished by brokers or dealers through which or with which the Fund effects securities transactions may be used by Pacific Global and Hamilton in advising other funds or accounts they advise and, conversely, research services furnished to Pacific Global and Hamilton in connection with other funds or accounts they advise may be used by Pacific Global and Hamilton in advising the Fund. Information and research received from brokers and dealers will be in addition to, and not in lieu of, the services required to be performed by Pacific Global and Hamilton under the Co-Management Agreement.

REQUIRED VOTE

The Board of Directors recommends that the shareholders approve the Co-Management Agreement. The affirmative vote of the holders of a majority of the outstanding shares of the Fund is required to approve the Co-Management Agreement. "Majority" for this purpose under the 1940 Act means the lesser of:
(i) 67% of the shares of the Fund represented at the Meeting if the holders of more than 50% of the outstanding shares are represented, or (ii) more than 50% of the outstanding shares of the Fund.

If the Co-Management Agreement is not approved, Pacific Global will continue to provide portfolio management services to the Fund and the Board of Directors will consider whether it should take any other action appropriate to obtain an investment co-manager or sub-adviser for the Fund.

                              GENERAL INFORMATION

BROKERAGE COMMISSIONS

Mr. George Henning, President and Chairman of the Board of the Corporation, and the principal stockholder and President and Secretary and Director of Pacific Global, also serves as Chairman and Secretary and Director of Pacific Global Fund Distributors, Inc. ("PGFD"), the Corporation's and the Fund's Distributor. Mr. Hanson, Vice President and Secretary of the Corporation, and an Executive Vice President and Director of Pacific Global, also serves as President and Director of PGFD. Mr. Paul Henning, also Treasurer of the Corporation and Pacific Global, serves as Treasurer and Director of PGFD. PGFD is a wholly owned subsidiary of Pacific Global. Pacific Global and PGFD are affiliates of the Corporation and of each other. Mr. George Henning, Mr. Paul Henning and Mr. Hanson are affiliates of all three persons. PGFD is located at 206 North Jackson Street, Suite 201, Glendale, California 91206.

For the fiscal year ended December 31, 1996, the Fund paid brokerage commissions in the amount of $0 to PGFD. This amount represented 0% of the Fund's aggregate brokerage commissions paid during the most recent fiscal year.

OTHER FEES PAYABLE BY THE FUND

Pacific Global Investor Services, Inc. ("PGIS") is the Corporation's transfer agent, dividend disbursing agent, and administrative services agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Administrative Service Agreement. Mr. George A. Henning serves as Chairman and Director of PGIS. Mr. Hanson serves as President, Secretary and Director of PGIS. Ms. Victoria Breen, Assistant Secretary and Director of Pacific Global, serves as Assistant Secretary and Director of PGIS. Mr. Paul Henning serves as Treasurer of PGIS. PGIS is a wholly owned subsidiary of Pacific Global. The Corporation, Mr. Henning, Mr. Hanson, Ms. Breen, Pacific Global and PGFD are affiliates of PGIS. PGIS is located at 206 North Jackson Street, Suite 201, Glendale, California 91206.

The services provided pursuant to the Transfer Agent, Dividend Disbursing Agent and Administrative Service Agent Agreement will continue to be provided if the Co-Management

Agreement is approved. For the fiscal year ended December 31, 1996, the Fund paid fees in the amount of $543 to PGIS.

SHARE OWNERSHIP

The name, address, amount and percentage of ownership of each person who owns of record or beneficially five percent or more of the Fund's shares as of March 21, 1997 are listed below:

               Name                            Address                      Amount                 Percentage
               ----                            -------                      ------                 ----------
        Joanne K. Maxwell               19723 Stoughton Drive             16,416.839                  11.8%
                                        Strongsville, OH 44136

        Robert & Eva Rigney             P.O. Box 5835                      8,316.269                  5.98%
                                        Berkeley, CA 94705


As of March 21, 1997, the officers and directors of the Corporation owned, as a group, less than 1% of the outstanding shares of the Fund.

The name, address and percentage of ownership of (i) each director and officer of the Fund who owns of record or beneficially securities of Pacific Global and
(ii) each other person who owns of record or beneficially ten percent or more of Pacific Global's securities are listed below:


               Name                            Address                    Percentage
               ----                            -------                    ----------
        Victoria Breen                  603 West Ojai Avenue                 2.1%
                                        Ojai, CA 93023

        Thomas Hanson                   P.O. Box 30                           10%
                                        Santa Barbara, CA 93102

        George Henning                  206 North Jackson St.               50.2%
                                        Suite 201
                                        Glendale, CA 91206

        Paul Henning                    3521 Washington St.                  0.2%
                                        Columbus, IN 47203

        Siegfred Kagawa                 1163 South Beretania St.               6%
                                        Honolulu, HI 96814


OTHER MATTERS TO COME BEFORE THE MEETING

The Board does not know of any other matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

As a general matter, the Corporation does not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Corporation's shareholders should send such proposals to the Corporation at 206 North Jackson Street, Suite 201, Glendale, California 91206, so as to be received a reasonable time before the proxy solicitation for that meeting is made. Shareholder proposals that are submitted in a timely fashion will not necessarily be included in the Corporation's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.


                                                      /s/ THOMAS H. HANSON
                                                      ------------------------
                                                      Thomas H. Hanson
                                                      Secretary

Dated:  April 2, 1997

IMPORTANT: SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO PACIFIC ADVISORS FUND INC. IMMEDIATELY.

                                   EXHIBIT A

                            CO-MANAGEMENT AGREEMENT

CO-MANAGEMENT AGREEMENT, made as of the --- day of April, 1997, by and among PACIFIC GLOBAL FUND, INC., a Maryland corporation doing business as Pacific Advisors Fund Inc. (the "Corporation"), PACIFIC GLOBAL INVESTMENT MANAGEMENT COMPANY, a California corporation ("PGIMC") and HAMILTON & BACHE, INC., a California corporation ("H&B").

                                   WITNESSETH

WHEREAS, the Corporation is engaged in business as an open-end investment management company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Corporation is a series type investment company currently consisting of four series, the Balanced Fund, the Income Fund, the Government Securities Fund, and the Small Cap Fund, each with its own investment objectives, investment program, policies, and restrictions; and

WHEREAS, PGIMC is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

WHEREAS, H&B is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act; and

WHEREAS, PGIMC and the Corporation on behalf of its separately designated series, the Income Fund (the "Fund"), have entered into an Investment Management Agreement dated as of October 16, 1992 (the "Investment Management Agreement") pursuant to which PGIMC is authorized to act as sole investment manager of the Corporation with respect to the Fund and, in its discretion, to engage the services of a sub-adviser to provide investment advisory and other services to the Fund; and

WHEREAS, PGIMC shall continue to provide investment management services to the Fund pursuant to the Investment Management Agreement in addition to its duties under this Agreement; and

WHEREAS, the Corporation proposes to engage H&B as co-manager ("Co-manager") of the Fund's assets and to authorize PGIMC to serve as Co-manager along with H&B of the Fund's assets; and

WHEREAS, H&B and PGIMC are willing to perform co-management services for the Fund upon the terms and conditions and for the compensation hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. The Corporation hereby employs H&B to serve as Co-manager and authorizes PGIMC to serve as Co-manager with respect to the assets of the Fund and to perform the services hereinafter set forth. H&B and PGIMC hereby accept such employment and authorization and agree for the compensation herein provided to assume all obligations herein set forth and to bear all expenses of their performance of such obligations (but no other expenses).

         2. Subject to the supervision and control of the Corporation's Board of Directors, H&B and PGIMC shall co-manage the investment end reinvestment of the Fund's assets in accordance with applicable law, including the Internal Revenue Code of 1986, as amended, and the investment objectives, investment program, policies, and restrictions set forth in the then-current Prospectus and then-current Statement of Additional Information relating to the Fund contained in the Corporation's Registration Statement under the 1940 Act, and the Securities Act of 1933, as amended from time to time, and subject to such further limitations as the Corporation may from time to time impose by written notice to H&B and PGIMC. H&B and PGIMC shall jointly establish the overall investment program for the management of the Fund's assets. H&B and PGIMC, shall amend and update such investment program from time to time as financial and other economic conditions warrant.

         3. Subject to the supervision and control of the Corporation's Board of Directors, H&B and PGIMC shall jointly have the authority to make determinations with respect to the investment and reinvestment of the assets of the Fund and to take such steps as may be necessary to implement the same. Consistent with their duties hereunder, H&B and PGIMC shall advise the Corporation's Board of Directors of the manner in which voting rights, rights to consent to corporate action, and any other non-investment decisions pertaining to the Fund's portfolio securities should be exercised.

         4. H&B, shall regularly furnish such reports to PGIMC as it may request for PGIMC's use in discharging its obligations under the Investment Management Agreement, which reports may be distributed by PGIMC to the Corporation at periodic meetings of the Corporation's Board of Directors and at such other times as may be reasonably requested by the Corporation's Board of Directors. Such reports shall include: H&B's economic outlook and investment research and strategy of H&B; a discussion of the Fund's portfolio activity, including a schedule of the Fund's investments and other assets and a statement of all purchases and sales for the Fund during the period since the last preceding report, and the Fund's performance since the last report and for such other relevant periods as shall be mutually agreed upon; and any other information about material developments affecting the Fund. Copies of all such reports shall be furnished to PGIMC for examination and review within a reasonable time prior to the presentation of such reports to the Corporation's Board of Directors.

         5.      (a)      H&B and PGIMC shall select the brokers or dealers
that will execute the purchases and sales of portfolio securities for the Fund and place, in the name of the Fund or its nominee, all such orders. Such brokers or dealers may include brokers or dealers affiliated with H&B, PGIMC and the Corporation ("affiliated brokers or dealers"). All purchases and sales of portfolio securities for the Fund placed with affiliated brokers or dealers shall be executed in compliance with procedures established by the Corporation's Board of Directors. When placing all orders, H&B and PGIMC shall use their best efforts to obtain the best available price and most favorable execution for the Fund. H&B and PGIMC shall use their best efforts to recapture all available tender and exchange offer solicitation fees and similar payments in connection with tenders or exchanges of the securities of the Fund. H&B or PGIMC shall send, by facsimile or comparable means, copies of all portfolio transactions to the Corporation's custodian on the date such portfolio transactions are executed. H&B and PGIMC shall advise the Board of Directors of the Corporation of any fees or payments of whatever type that may be possible for H&B or PGIMC or any of their affiliates to receive in connection with the purchase or sale of investment securities for the Fund.

                 (b) Subject to the appropriate policies, procedures, and/or guidelines established by the Corporation's Board of Directors, H&B and PGIMC may also effect individual securities transactions at commission rates in excess of the minimum commission rates available, if H&B and PGIMC determine in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of H&B and PGIMC with respect to the Fund and H&B's other advisory clients. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise.

                 (c) H&B and PGIMC shall promptly communicate to the Corporation's Board of Directors such information relating to portfolio transactions as the Board of Directors may reasonably request.

                 (d) The parties understand that the Fund shall bear all brokerage commissions in connection with purchases and sales of portfolio securities for the Fund and all ordinary and reasonable transaction costs in connection with purchases of such securities in private placements and subsequent sales thereof.

         6. H&B and PGIMC shall:

                 (a) provide, without charge, persons to render such reasonable clerical, administrative, and other services (other than services described in any other sub-paragraphs of this paragraph 6) to the Fund as the Corporation's Board of Directors may from time to time reasonably request;

                 (b) furnish the Corporation, for the Fund, without charge, such reasonable administrative and management supervision and office facilities, which may be their own offices, as shall be appropriate or as the Corporation's Board of Directors may reasonably request, subject to the requirements of any regulatory authority to which H&B or PGIMC may be subject;

                 (c) generally assist in all other aspects of the Fund's operations as the Corporation's Board of Directors may reasonably request;

                 (d) provide, as the Corporation's Board of Directors may reasonably request and without charge, persons satisfactory to the Board of Directors to serve as the Corporation's officers;

                 (e) provide, at a cost to the Fund to be agreed upon from time to time by the Corporation, H&B and PGIMC, persons, who may be employees of H&B, PGIMC or their respective affiliates, satisfactory to the Corporation's Board of Directors, to provide other services for the Fund, and such facilities and equipment as may be necessary for such persons to carry out their duties hereunder, including without limitation office space and facilities, telephone and CRT terminals and equipment (including telephone lines) necessary for access to the Fund's records;

                 (f) provide data processing services, recordkeeping, and clerical services, internal auditing and regulatory compliance services, internal executive and administrative services, and stationery and office supplies;

                 (g) provide information to the Corporation as necessary to prepare reports to shareholders, tax returns, and reports to and filings with the Securities and Exchange Commission and any other regulatory and administrative bodies that have jurisdiction over the operations of the Fund and shall submit to all such regulatory and administrative bodies such information, reports, or other material as necessary to comply with applicable laws or regulations; and

                 (h) maintain records relating to the services provided under this Agreement, which records shall be the property of, and under control of, the Corporation.

H&B may (at its cost except as contemplated by paragraph 5 and 6(e) of this Agreement) employ, retain, or otherwise avail itself of the services and facilities of persons and entities within its own organization or any other organization for the purpose of providing PGIMC, the Corporation or the Fund with such information, advice or assistance, including but not limited to advice regarding economic factors and trends and advice as to transactions in specific securities, as H&B may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to PGIMC, the Corporation or the Fund, or in the discharge of H&B's overall responsibilities with respect to the other accounts which it serves as investment manager.

         7. H&B and PGIMC shall cooperate with and make available to the Corporation and any agents engaged by the Corporation, their expertise relating to matters affecting the Fund which involve markets, securities or individual companies. Such matters shall include, but shall not be limited to, the pricing of certain securities owned by the Fund for the purpose of pricing Fund shares and the selection of agents engaged by the Corporation on behalf of the Fund.

         8.      (a)      As compensation for all services under the Investment
Management Agreement and this Agreement PGIMC shall receive a fee calculated at the annual rate of .40% on the first $100 million of the average daily net asset value of the Fund, .37% of the next $100 million, .34% of the next $100 million, .31% of the next $100 million, .28% of the next $100 million, and .25% of average daily net asset value in excess of $500 million.


                 (b) As compensation for all services rendered by H&B under this Agreement, the Corporation shall pay to H&B a co-management fee calculated at the annual rate of .35% on the first $100 million of the average daily net asset value of the Fund, .33% of the next $100 million, .31% of the next $100 million, .29% of the next $100 million, .27% of the next $100 million, and .25% of average daily net asses value in excess of $500 million.

The co-management fee shall accrue on each calendar day, and the sum of the daily fee accruals shall be paid monthly to H&B on the first business day of the next succeeding calendar month. The daily fee accruals shall be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual co-management fee rate described above, and multiplying this product by the net assets of the Fund as determined in accordance with the Fund's then-current Prospectus as of the close of business on the previous business day on which the Fund's net asset value was determined. The co-management fee shall be payable through the date of termination of this Agreement.

H&B shall promptly reduce its co-management fee by the amount of any commissions, tender and exchange offer solicitation fees, other fees, or similar payments received by H&B, or any affiliated person of H&B, in connection with the Fund's portfolio transactions, less the amount of any direct expenses incurred by H&B, or any affiliated persons of H&B, in obtaining such commissions, fees, or payments. Such "commissions" or "other fees" shall exclude those charged by brokers or dealers affiliated with H&B, PGIMC and the Corporation as referred to in paragraph 5(a). Such "tender and exchange offer solicitation fees" shall exclude those received by H&B acting in the capacity of manager for any such offer.

                 (c) H&B and PGIMC shall bear all expenses in connection with the performance of their services under this Agreement, except as otherwise provided herein. Expenses incurred in connection with the investment operations of the Fund, including brokers' commissions, transfer and capital gains or other income taxes, and fees relating to purchases, sales, or loans of investments, shall be paid out of the assets of the Fund. Other expenses incurred in the operation of the Fund shall also be paid by the Fund, as described in the then-current Prospectus and Statement of Additional Information and as provided in the Investment Management Agreement between the Corporation, on behalf of the Fund, and PGIMC.

         9. H&B and PGIMC shall not be liable for any loss or losses sustained by reason of any investment including the purchase, holding or sale of any security as long as H&B an) PGIMC shall have acted in good faith and with due care; and, in any event, H&B and PGIMC shall be liable for their willful misfeasance, bad faith, or negligence in the performance of their investment management duties or for failure to exercise due care in rendering other services under this Agreement. A good faith mistake in judgment shall not be deemed to be the absence of due care.

         10.     (a)      This Agreement shall become effective on the day and
year first above written and unless sooner terminated as hereinafter provided, shall continue in effect through June 9, 1997. Thereafter, this Agreement shall continue in effect from year to year, so long as its continuance is approved in the manner required by the 1940 Act.

                 (b) This Agreement may be terminated at any time without the payment of any penalty, (a) by the Board of Directors of the Corporation, including the vote or written consent of a majority of the directors of the Corporation who are not parties to this Agreement or the Investment Management Agreement or interested persons of any such party, (b) by the vote of a majority of the outstanding voting securities of the Fund, (c) by PGIMC on sixty (60) days' prior written notice to the Fund, or (d) by H&B on sixty (60) days' prior written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment, or upon termination of the Investment Management Agreement between the Corporation and PGIMC.

                 (c) As used in this Agreement, the terms "assignment", "interested person", and "vote of a majority of the outstanding voting securities" of the Fund shall have the meanings set forth for such terms in the 1940 Act.

                 (d) In the event of termination of this Agreement, H&B shall promptly return to the Corporation all records maintained by H&B with respect to the Fund and H&B shall be free from any claim or retention of rights therein. H&B may retain copies of such records that it maintains pursuant to the requirements of the 1940 Act. H&B and PGIMC shall not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized by this Agreement and applicable law. H&B and PGIMC shall keep confidential any information obtained in connection with their duties hereunder and shall disclose such information only if the Corporation, on behalf of the Fund, has authorized such disclosure or if such disclosure is expressly required by applicable law or federal or state regulatory authorities. H&B, PGIMC, and the Corporation shall furnish to the other parties any documents and other materials prepared for distribution which refer to the other party prior to use, and each party shall have the right to limit use of such documents to which it reasonably objects.

                 (e) Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid (a) if to H&B, to Hamilton & Bache, Inc., 206 North Jackson Street, Suite 201, Glendale, CA 91206; (b) if to PGIMC, to Pacific Global Investment Management Company, 206 North Jackson Street, Suite 201, Glendale, CA 91206; and (c) if to the Corporation, at the foregoing office of PGIMC.

         11. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of H&B to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of H&B to engage in any other business or to render services of any kind to any other corporation, firm, individual, or association.

         12. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

         13. Except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforce in accordance with, the laws of the State of California.

         14. This Agreement contains the entire agreement among the parties hereto, and shall, as of the effective date hereof, supersede all prior agreements, oral or written, among the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and Year first above written.

                                           PACIFIC GLOBAL
ATTEST:                                    INVESTMENT MANAGEMENT COMPANY


__________________                         ___________________________________


ATTEST:                                    HAMILTON & BACHE, INC.



__________________                         ___________________________________


                                           PACIFIC GLOBAL FUND, INC. d/b/a
ATTEST:                                    PACIFIC ADVISORS FUND INC.
                                           ON BEHALF OF THE INCOME FUND



__________________                         ___________________________________

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking previous proxies, hereby appoint(s) George
A. Henning and Thomas H. Hanson, or any one or more of them, attorney(s) with full power of substitution in each, to vote all the shares of the Income Fund, a separate series of Pacific Global Fund, Inc. d/b/a Pacific Advisors Fund Inc. (the "Corporation"), which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of the Income Fund to be held at the offices of the Corporation, 206 North Jackson Street, Glendale, California 91206, on Friday, April 25, 1997, at 9:00 a.m., and at any adjournment thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement, dated April 2, 1997, is hereby acknowledged. If not revoked, this proxy shall be voted to:

         Approve the Co-Management Agreement by and among the Corporation, on behalf of the Income Fund, Pacific Global Investment Management Company and Hamilton & Bache, Inc.;

         For     [ ]              Against  [ ]              Abstain [ ]


THIS PROXY SHALL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE ABOVE. AS TO ANY OTHER MATTER, SAID ATTORNEY(S) SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.


_______________           _____________________________
     Date                             Name

_______________           _____________________________
  Account No.                     Signature(s)

                                        NOTE:   Signature(s) should agree with
                                                  name(s) as printed herein.
                                                  Executors, Administrators,
                                                  Trustees, etc., should so
                                                  indicate.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.